EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 28, 2015, with respect to the consolidated financial statements of Eyston Company Limited, a joint venture investee included in the Annual Report of Universal Security Instruments, Inc. on Form 10-K for the year ended March 31, 2015. We hereby consent to the inclusion of said report in the Registration Statement of Universal Security Instruments, Inc. on Form S-8 (File No. 333-182633).

GRANT THORNTON CHINA

Guangzhou, China

August 25, 2015